PRESS RELEASE

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Shannon Shamoon Manager, Marketing Buzz and Brand (831) 201-9142

Plantronics Announces Third Quarter Fiscal Year 2019 Financial Results
Growth in Desktop Phones, Audio Conferencing, and Headsets Drive Strong Financial Results; Company Leverages Polycom Acquisition to Expand Into Large New Category - the Huddle Room
SANTA CRUZ, Calif., - February 5, 2019 - Plantronics, Inc. (NYSE: PLT) today announced third quarter results for the period ending December 31, 2018. On July 2, 2018, Plantronics completed the acquisition of Polycom, which is reflected in these results. Highlights of the third quarter include the following (in millions, except percent and per share data, comparisons are against Plantronics' third quarter Fiscal Year 2018):

	GAAP	YoY Change		Non-GAAP[1]	YoY Change
Revenue	$501.7	+122%	Revenue	$530.6	+134%
GM%	42.9%	-750 bps	GM%	51.5%	+70 bps
Op Inc $	($24.7)	-167%	Op Inc $	$93.2	+108%
Diluted EPS	($1.06)	-31%	Diluted EPS	$1.36	+34%
Op CF	$46.7	+59%	EBITDA	$105.5	+111%

Performance Against November 6, 2018 Guidance

	Q3 FY19 Actual Results	Performance	Q3 FY19 Guidance Range[2]
GAAP Net Revenue	$502M	Exceeded Midpoint	$481M - $511M
Non-GAAP Net Revenue	$531M	Exceeded Midpoint	$510M - $540M
Non-GAAP Operating Income	$93M	At High End	$79M - $94M
Non-GAAP Diluted EPS	$1.36	Exceeded Range	$1.10 - $1.35

“We continue to make progress on our ongoing product roadmap, integration plans, and financial goals, meeting or exceeding our guidance targets, with operating income and EBITDA more than doubling as result of the acquisition,” said Joe Burton, President and Chief Executive Officer. “The launch of Polycom Studio, the first in a family of multi-media video solutions designed specifically for the Huddle Room, is just one example of how we are leveraging our innovative engineering and design to address specific customer needs in this fast-growing segment of the UC&C market.”

“We remain on track to deliver on our cost synergy targets and are pleased by the $45M of run-rate annualized cost synergies achieved to date as we continue to execute on our integration plans,” said Pam Strayer, Executive Vice President and Chief Financial Officer. “Revenue growth in desktop phones, audio conferencing, and headsets, coupled with expense reductions drove strong profitability for the third quarter.”

1For further information on supplemental non-GAAP metrics refer to the Use of Non-GAAP and Comparative Information and Unaudited Reconciliations GAAP Measures to Non-GAAP Measures sections below.

2Non-GAAP guidance ranges shown here have been adjusted to exclude the $28.9 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition.

Highlights for the Third Quarter of Fiscal Year 2019

•
Double-digit revenue growth in Desktop Phones, Audio Conferencing, UC Headsets, and Consumer Headsets. The rapid adoption of recently introduced products, such as the VVX x50 family of Open SIP desktop phones, were strong contributors to revenue growth.

•
The Company announced Polycom Studio, the first in a family of video solutions designed specifically for huddle rooms and smaller conference rooms. This plug-and-play USB video bar delivers board-room quality to smaller meeting spaces with robust features, plug-and-play simplicity, and great value. The Company expects to announce new additions to this portfolio in the next several months.

•
Tom Puorro has joined the Company as Executive Vice President, General Manager, Group Systems. In this role, Puorro will have responsibility for all aspects of voice and video group solutions. Puorro joins Plantronics from Cisco, where he most recently served as VP & GM of Cisco's Unified Communications Technology Group.

•
In January 2019, the Company made a debt repayment of $50 million on its outstanding Term Loan B and expects to make an additional $50 million repayment by the end of the current March quarter. In addition, as of yesterday's close of market, the Company has repurchased 347 thousand shares of common stock at a total cost of $12.6 million since re-initiating the share repurchase program in November.

•
As of December 31, 2018, the Company had achieved a total of $26 million in annual run-rate synergy capture. Through subsequent actions in January, the Company has captured an additional $19 million as of today's date, for a total of $45 million since the close of the Polycom acquisition. With over half of the first-year cost synergies completed to date, the Company is on track to achieve its first-year cost synergy commitment of $85M on-time and on-target. As of the most recent quarter-end, the Company's trailing twelve month EBITDA was approximately $400 million on a combined comparative basis.

Plantronics Announces Quarterly Dividend of $0.15

The Plantronics Board of Directors has declared a quarterly cash dividend of $0.15 per common share, to be paid on March 8, 2019, to all shareholders of record as of the close of market on February 20, 2019.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations.

Plantronics currently expects the following range of financial results for the fourth quarter of Fiscal Year 2019 (all amounts assuming currency rates remain stable):

•
GAAP net revenues of $456 million to $486 million, which are expected to be reduced by $19 million due to purchase accounting adjustments. Excluding these adjustments, non-GAAP net revenues are expected to be $475 to $505 million.

◦
Changes in foreign currency rates are expected to negatively impact net revenue by approximately $6 million in the March quarter compared to the prior year. Excluding this impact, non-GAAP net revenues are forecasted to grow $9 million or 2% at the midpoint of the guidance range.

•	Non-GAAP operating income of $75 million to $90 million.

•	Assuming a non-GAAP tax rate of 19.5% to 20.5% and approximately 40 million diluted average weighted shares outstanding:

◦	Non-GAAP diluted EPS of $1.00 to $1.30.

With respect to Plantronics operating income and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

The Company's business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Conference Call and Prepared Remarks

Plantronics is providing an earnings presentation in combination with its press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results in advance of the quarterly conference call. The presentation will be available in the Investor Relations section of our corporate website at investor.plantronics.com along with this press release. A reconciliation of our GAAP to non-GAAP and historical combined comparative results is provided at the end of this press release.

We have scheduled a conference call to discuss third quarter of Fiscal Year 2019 financial results. The conference call will take place today, February 5, 2019, at 2:00 PM (Pacific Time). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

The conference call will also be simultaneously webcast and can be accessed from the Investor Relations section of our website. A replay of the call with the conference ID #55437194 will be available until April 4, 2019 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers.

Use of Non-GAAP and Combined Comparative Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP, and where applicable, combined comparative measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP diluted EPS, which exclude certain unusual or non-cash expenses and charges that are included in the most directly comparable GAAP measure. These unusual or non-cash expenses and charges include the effect, where applicable, of purchase accounting on deferred revenue and inventory, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, asset impairments, executive transition charges, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We exclude these amounts from our non-GAAP and combined comparative measures primarily because management does not believe they are consistent with the development of our target operating model. Combined comparative results refer to the results for periods prior to the Plantronics and Polycom combination, which were prepared by combining the non-GAAP results of as if they had been combined during that period. These prior period results are presented on a non-GAAP as-reported basis, with immaterial adjustments to align the treatment of non-GAAP adjustments for comparative purposes. We believe that the use of non-GAAP and combined comparative financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP and combined comparative financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP and combined comparative financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) our expectations regarding our ability to successfully achieve anticipated integration synergies; (ii) our expectations for product announcements and releases; (iii) our estimates concerning debt reduction actions and timing; (iv) estimates of GAAP and non-GAAP financial results for the fourth quarter of Fiscal Year 2019, including net revenues, purchase accounting adjustments, operating income, tax rates, the impact of foreign exchange rates on revenues, and diluted weighted average shares outstanding and diluted EPS, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro-economic conditions in our domestic and international markets;

•
our ability to realize and achieve positive financial results projected to arise in the Enterprise market from UC&C adoption could be adversely affected by a variety of factors including the following: (i) as UC&C becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our products which, in turn, will reduce the sales prices for those products; (ii) our plans are dependent upon adoption of our UC&C solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and Huawei, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC&C solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate; (vi) our sales model and expertise must successfully evolve to support complex integration of hardware, software, and services with UC&C infrastructure consistent with changing customer purchasing expectations; (vii) as UC&C becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (viii) sales cycles for more complex UC&C deployments are longer as compared to our traditional Enterprise products; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC&C products are and will be integrated;

•
regarding the Polycom acquisition: (i) we may be unable to integrate Polycom's business within our own in a timely and cost-efficient manner or do so without adversely impacting operations, including new product launches; (ii) expected synergies or operating efficiencies may fail to materialize in whole or part or may not occur within expected time-frames; (iii) the acquisition may adversely impact ours or Polycom's relationships with respective customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues); (iv) each company may be unable to retain and hire all or a portion of their respective key personnel; (v) legal and regulatory enforcement matters that are pending at Polycom may adversely impact the results of the combined company; (vi) our increased leverage as a result of the transaction will be substantially greater than prior to the acquisition which may pose risks, including reduced flexibility to make changes in our operations in response to business or economic conditions, increased borrowing costs, as well as penalties or costs should we fail to comply with terms of the financial agreements such as debt ratios and financial and operation performance targets; (vii) negative effects on the market price of our common stock as a result of the transaction, particularly in light of the issuance of our stock in the transaction; (viii) our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementations in the context of the transaction, our ability to forecast financial results of the combined company and that we may be unable to successfully integrate our reporting system causing an adverse impact to our ability to make timely and accurate filings with the SEC and other domestic and foreign governmental agencies; (ix) the potential impact of the transaction on our future tax rate and payments based on the consolidation global entity and our ability to quickly integrate foreign operations; (x) the challenges of integrating the supply chains of the two companies; and (xi) the potential that our due diligence did not uncover risks and potential liabilities of Polycom;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	new or greater tariffs on our products;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 9, 2018 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Unaudited Reconciliations of GAAP Measures to Trailing Twelve Months EBITDA

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Combined Comparative Measures

About Plantronics

Plantronics is an audio pioneer and a leader in the communications industry. Plantronics technology creates rich, natural, people-first audio and collaboration experiences so good ideas can be shared and heard-wherever, whenever and however they happen. The company’s portfolio of integrated communications and collaboration solutions spans headsets, software, desk phones, audio and video conferencing, analytics and services. Our solutions are used worldwide by consumers and businesses alike and are the leading choice for every kind of workspace. For more information visit plantronics.com.

Plantronics and Polycom are registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95060
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
Net Revenues:
Net product revenues	$226,534	$445,441	$640,760	$1,102,012
Net services revenues	—	56,228	—	104,035
Total net revenues	226,534	501,669	640,760	1,206,047
Cost of revenues:
Cost of product revenues	112,409	259,673	315,720	676,616
Cost of service revenues	—	26,859	—	51,822
Total cost of revenues	112,409	286,532	315,720	728,438
Gross profit	114,125	215,137	325,040	477,609
Gross profit %	50.4%	42.9%	50.7%	39.6%
Operating expenses:
Research, development, and engineering	21,257	59,661	62,402	140,409
Selling, general, and administrative	56,196	168,053	170,125	406,553
(Gain) loss, net from litigation settlements	(15)	—	(295)	(30)
Restructuring and other related charges (credits)	(84)	12,130	2,438	20,711
Total operating expenses	77,354	239,844	234,670	567,643
Operating income	36,771	(24,707)	90,370	(90,034)
Operating income %	16.2%	(4.9)%	14.1%	(7.5)%

Interest expense	(7,341)	(25,032)	(21,904)	(56,252)
Other non-operating income, net	2,490	125	5,230	3,731
Income before income taxes	31,920	(49,614)	73,696	(142,555)
Income tax expense (benefit)	81,424	(7,880)	84,419	(28,583)
Net income (loss)	$(49,504)	$(41,734)	$(10,723)	$(113,971)

% of net revenues	(21.9)%	(8.3)%	(1.7)%	(9.4)%

Earnings per common share:
Basic	$(1.54)	$(1.06)	$(0.33)	$(3.08)
Diluted	$(1.54)	$(1.06)	$(0.33)	$(3.08)

Shares used in computing earnings per common share:
Basic	32,075	39,314	32,384	37,063
Diluted	32,075	39,314	32,384	37,063

Effective tax rate	255.1%	15.9%	114.6%	20.1%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2018	2018
ASSETS
Cash and cash equivalents	$390,661	$328,156
Short-term investments	269,313	13,422
Total cash, cash equivalents, and short-term investments	659,974	341,578
Accounts receivable, net	152,888	363,837
Inventory, net	68,276	160,219
Other current assets	18,588	48,229
Total current assets	899,726	913,863
Property, plant, and equipment, net	142,129	212,138
Goodwill	15,498	1,272,619
Purchased intangibles, net	—	871,599
Deferred tax assets	17,950	4,741
Other assets	1,584	22,821
Total assets	$1,076,887	$3,297,781
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$45,417	$146,067
Accrued liabilities	80,097	452,194
Total current liabilities	125,514	598,261
Long-term debt, net of issuance costs	492,509	1,727,660
Long-term income taxes payable	87,328	93,150
Other long-term liabilities	18,566	134,492
Total liabilities	723,917	2,553,563
Stockholders' equity	352,970	744,218
Total liabilities and stockholders' equity	$1,076,887	$3,297,781

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
Cash flows from operating activities
Net Income	$(49,504)	$(41,734)	$(10,723)	$(113,971)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,151	55,117	15,894	142,763
Amortization of debt issuance cost	362	1,419	1,087	3,188
Stock-based compensation	8,029	11,719	26,047	30,709
Deferred income taxes	6,106	(21,931)	10,490	(39,987)
Provision for excess and obsolete inventories	1,113	2,073	2,013	4,881
Restructuring charges (credits)	(84)	12,130	2,438	20,711
Cash payments for restructuring charges	(482)	(3,827)	(2,911)	(11,222)
Other operating activities	496	60	(645)	9,070
Changes in assets and liabilities:
Accounts receivable, net	(4,399)	(12,075)	(3,153)	(35,938)
Inventory, net	(3,733)	(5,362)	(9,577)	11,018
Current and other assets	1,473	33,149	(3,066)	30,456
Accounts payable	(422)	(4,108)	2,783	16,519
Accrued liabilities	(6,307)	33,172	(15,695)	72,677
Income taxes	74,277	(13,110)	66,387	(21,631)
Cash provided by operating activities	$32,076	$46,693	$81,369	$119,243

Cash flows from investing activities
Proceeds from sale of investments	23,516	1,159	54,411	125,799
Proceeds from maturities of investments	40,328	—	146,989	131,017
Purchase of investments	(98,891)	(162)	(232,840)	(698)
Acquisitions, net of cash acquired	—	8,001	—	(1,642,241)
Capital expenditures	(2,651)	(8,613)	(9,403)	(16,148)
Cash provided by (used for) investing activities	$(37,698)	$385	$(40,843)	$(1,402,271)

Cash flows from financing activities
Repurchase of common stock	(13,693)	(4,780)	(52,915)	(4,780)
Employees' tax withheld and paid for restricted stock and restricted stock units	(397)	(521)	(11,186)	(13,863)
Proceeds from issuances under stock-based compensation plans	1,496	53	13,446	14,925
Proceeds from debt issuance, net	—	—	—	1,244,713
Payment of cash dividends	(4,951)	(5,971)	(15,008)	(16,953)
Cash provided by (used for) financing activities	$(17,545)	$(11,219)	$(65,663)	$1,224,042
Effect of exchange rate changes on cash and cash equivalents	344	1,211	3,460	(3,519)
Net increase in cash and cash equivalents	(22,823)	37,070	(21,677)	(62,505)
Cash and cash equivalents at beginning of period	303,116	291,086	301,970	390,661
Cash and cash equivalents at end of period	$280,293	$328,156	$280,293	$328,156

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2018	2017	2018

GAAP Net Revenues	$226,534	$501,669	$640,760	$1,206,047
Deferred revenue purchase accounting	$—	$28,923	$—	$65,508
Non-GAAP Net Revenues	$226,534	$530,592	$640,760	$1,271,555

GAAP Gross profit	$114,125	$215,137	$325,040	$477,609
Purchase accounting amortization	—	27,575	—	83,243
Inventory valuation adjustment	—	—	—	30,395
Deferred revenue purchase accounting	—	28,923	—	65,508
Acquisition and integration fees	—	404	—	621
Stock-based compensation	917	1,067	2,709	3,103
Other adjustments[1]	—	—	1,585	—
Non-GAAP Gross profit	$115,042	$273,106	$329,334	$660,479
Non-GAAP Gross profit %	50.8%	51.5%	51.4%	51.9%

GAAP Research, development, and engineering	$21,257	$59,661	$62,402	$140,409
Stock-based compensation	(2,049)	(2,887)	(6,158)	(7,877)
Acquisition and integration fees	—	(95)	—	(151)
Purchase accounting amortization	—		(80)	—
Non-GAAP Research, development, and engineering	$19,208	$56,679	$56,164	$132,381

GAAP Selling, general, and administrative	$56,196	$168,053	$170,125	$406,553
Acquisition and integration fees	—	(21,775)	—	(53,558)
Purchase accounting amortization	—	(15,278)	—	(30,557)
Stock-based compensation	(5,063)	(7,765)	(17,180)	(19,729)
Other adjustments[2]	—	—	(549)	—
Non-GAAP Selling, general, and administrative	$51,133	$123,235	$152,396	$302,709

GAAP Operating expenses	$77,354	$239,844	$234,670	$567,643
Acquisition and integration fees	—	(21,870)	—	(53,709)
Purchase accounting amortization	—	(15,278)	(80)	(30,557)
Stock-based compensation	(7,112)	(10,652)	(23,338)	(27,606)
Restructuring and other related (charges) credits	84	(12,130)	(2,438)	(20,711)
Other adjustments	—	—	(549)	—
Non-GAAP Operating expenses	$70,326	$179,914	$208,265	$435,060

[1]	Includes immaterial adjustments for loss on sale of assets and write off of indirect tax assets.
[2]	Includes immaterial adjustments for executive transition costs.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2017		2018		2017		2018
GAAP Operating income	$36,771		$(24,707)		$90,370		$(90,034)
Purchase accounting amortization	—		42,853		80		113,800
Inventory valuation adjustment	—		—		—		30,395
Deferred revenue purchase accounting	—		28,923		—		65,508
Acquisition and integration fees	—		22,274		—		54,330
Stock-based compensation	8,029		11,719		26,047		30,709
Restructuring and other related charges (credits)	(84)		12,130		2,438		20,711
Other adjustments	—		—		2,134		—
Non-GAAP Operating income	$44,716		$93,192		$121,069		$225,419

GAAP Net income	$(49,504)		$(41,734)		$(10,723)		$(113,971)
Purchase accounting amortization	—		42,853		80		113,800
Inventory valuation adjustment	—		—		—		30,395
Deferred revenue purchase accounting	—		28,923		—		65,508
Acquisition and integration fees	—		22,274		—		54,330
Stock-based compensation	8,029		11,719		26,047		30,709
Restructuring and other related charges (credits)	(84)		12,130		2,438		20,711
Other adjustments	—		—		2,134		—
Income tax effect of above items	2,067		(18,036)		(6,444)		(56,934)
Income tax effect of unusual tax items	72,599	(1)	(4,028)	(2)	68,938	(3)	(5,387)	(2)
Non-GAAP Net income	$33,107		$54,101		$82,470		$139,160

GAAP Diluted earnings per common share	$(1.54)		$(1.06)		$(0.33)		$(3.08)
Purchase accounting amortization	—		1.08		—		3.01
Inventory valuation adjustment	—		—		—		0.80
Deferred revenue purchase accounting	—		0.73		—		1.73
Stock-based compensation	0.25		0.30		0.79		0.81
Acquisition and integration fees	—		0.56		—		1.44
Restructuring and other related charges (credits)	—		0.31		0.07		0.55
Other adjustments	—		—		0.07		—
Income tax effect	2.29		(0.57)		1.90		(1.65)
Effect of anti-dilutive securities	0.02		0.01		—		0.07
Non-GAAP Diluted earnings per common share	$1.02		$1.36		$2.50		$3.68

Shares used in diluted earnings per common share calculation:
GAAP	32,075		39,314		32,384		37,063
non-GAAP	32,496		39,712		32,945		37,819

[1]	Excluded amounts represent $74.6 million due to change in tax law, and the release of tax reserves.
[2]	Excluded amounts represent tax benefits resulting from the release of tax reserves and tax return true-ups.
[3]	Excluded amounts represent $74.6 million due to change in tax law, tax benefits resulting from the correction of an immaterial error in the first quarter and the release of tax reserves.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP COMBINED COMPARATIVE MEASURES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended				Twelve Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2018[1]	2018[1]	2018	2018	2018
Plantronics GAAP operating income	$33,131	$20,649	$(85,976)	$(24,707)	(56,903)
Polycom GAAP Operating income[2]	19,095	12,246	N/A	N/A	31,341
Combined comparative operating income before adjustments	52,226	32,895	(85,976)	(24,707)	(25,562)
Deferred revenue purchase accounting	—	—	36,585	28,923	65,508
Inventory valuation adjustment	—	—	30,395	—	30,395
Acquisition and integration fees	10,660	12,901	26,253	22,274	72,088
Stock-based compensation	7,912	8,150	10,840	11,719	38,621
Restructuring and other related charges	179	2,847	7,261	12,130	22,417
Non-recurring legal-related and other matters[3]	603	609	—	—	1,212
Depreciation and amortization	29,259	29,233	82,398	55,117	196,007
EBITDA	$100,839	$86,635	$107,756	$105,456	$400,686

[1]	Polycom results shown in these periods are prior to the close of the acquisition on July 2, 2018. These results are shown here to arrive at combined comparative historical results.
[2]
Prepared in accordance with U.S. GAAP and Polycom's significant accounting policies as noted in Footnote 1. Basis of Presentation and Footnote 2. Summary of Significant Accounting Policies of exhibit 99.2 in form 8-K/A filed by Plantronics on August, 31, 2018.

[3]	Includes immaterial adjustments to conform historical Polycom results to Plantronics non-GAAP policy.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP COMBINED COMPARATIVE MEASURES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended	Three Months Ended
	December 31,	March 31,
	2017	2018

Enterprise Headsets	$167,640	$164,587
Consumer Headsets	58,894	51,556
Voice[1]	105,510	110,590
Video[1]	104,190	81,730
Services[1]	81,820	78,920
Combined comparative net revenues	$518,054	$487,383

Plantronics GAAP Gross profit	$114,125	$114,075
Polycom GAAP gross profit[2]	160,730	158,569
Combined comparative gross profit before adjustments	$274,855	$272,644
Stock-based compensation	917	913
Purchase accounting amortization	—	338
Combined comparative adjusted gross profit	$275,772	$273,895
Combined comparative adjusted gross profit %	53.2%	56.2%

Plantronics GAAP Operating income	$36,771	$33,131
Polycom GAAP Operating income[2]	(26,304)	19,095
Combined comparative operating income before adjustments	$10,467	$52,226
Amortization of Polycom Goodwill and intangibles	56,021	14,774
Stock-based compensation	8,029	7,912
Acquisition and integration fees	2,783	10,660
Restructuring and other related (charges) credits	2,974	179
Non-recurring legal-related and other matters[3]	977	603
Combined adjusted operating income	$81,251	$86,354
Combined adjusted operating profit %	15.7%	17.7%

[1]	Categories were introduced with the acquisition of Polycom on July 2, 2018. Historical Polycom revenues are shown here to arrive at combined comparative historical net revenues.
[2]
Prepared in accordance with U.S. GAAP and Polycom's significant accounting policies as noted in Footnote 1. Basis of Presentation and Footnote 2. Summary of Significant Accounting Policies of exhibit 99.2 in form 8-K/A filed by Plantronics on August, 31, 2018.

[3]	Includes immaterial adjustments to conform historical Polycom results to Plantronics non-GAAP policy.